                    ENTERGY ENTERPRISES, INC.
                  UNCONSOLIDATED BALANCE SHEET
                      AS OF MARCH 31, 1997
                          (UNAUDITED)


                      ASSETS

  PROPERTY
  Furniture and Equipment                            $   4,473,683.36
  Intangible Assets                                         18,067.96
                                                     ----------------
       Total Property                                    4,491,751.32
                                                     ----------------
  INVESTMENTS
  Investment in FPN                                              0.00
  Investment in Entergy EIS, Inc.                       72,403,088.03
  Investment in EOSI                                     2,718,266.09
  Investment in ENI                                      3,187,439.88
  Active Development                                        27,109.78
                                                     ----------------
                                                        78,335,903.78
                                                     ----------------

  CURRENT & ACCRUED ASSETS
  Cash                                                   3,349,360.40
  Working Funds/Travel Advances                            259,390.12
  Special Deposits                                         142,570.39
  Temporary Cash Investments                             1,246,709.95
  Accounts Receivable                                       19,552.17
  Accounts Receivable - Associated Companies            14,073,060.22
  Accounts Receivable - Customer Service                     1,581.79
                                                     ----------------
       Total Current and Accrued Assets                 19,092,225.04
                                                     ----------------

  DEFERRED DEBITS
  Accumulated Deferred Income Tax-Fed & State            9,093,501.56
  Miscellaneous Deferred Debits                         (1,902,226.29)
                                                     ----------------
       Total Deferred Debits                             7,191,275.27
                                                     ----------------

            Total Assets                             $ 109,111,155.41
                                                     ================

These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                          AS OF MARCH 31, 1997
                              (UNAUDITED)


                      CAPITAL

  Common Stock                                         $57,400,000.00
  Miscellaneous Paid-in Capital                        155,000,000.00
  Retained Earnings                                   (115,700,553.29)
                                                     ----------------
       Total Capital                                    96,699,446.71
                                                     ----------------

                    LIABILITIES

  CURRENT & ACCRUED LIABILITIES
  Accounts Payable                                         991,444.46
  Accounts Payable to Associated Companies               2,275,373.31
  Taxes Accrued                                           (102,919.07)
  Tax Collections Payable                                  364,748.67
  Miscellaneous Current & Accrued Liabilities            4,155,604.25
                                                     ----------------
       Total Current & Accrued Liabilities               7,684,251.62
                                                     ----------------

  LONG TERM LIABILITIES
  Notes Payable - Entergy Corp.                            500,000.00
  Accum. Misc. Operating Provision                       1,000,000.00
                                                     ----------------
       Total Current & Accrued Liabilities               1,500,000.00
                                                     ----------------

  DEFERRED CREDITS
  Other Deferred Credits                                 3,227,457.08
                                                     ----------------
       Total Deferred Credits                            3,227,457.08
                                                     ----------------

       Total Liabilities                                12,411,708.70
                                                     ----------------

            Total Capital & Liabilities              $ 109,111,155.41
                                                     ================

These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRISES, INC.
                    UNCONSOLIDATED INCOME STATEMENT
                    THREE MONTHS ENDED MARCH 31,1997
                               (UNAUDITED)


                      REVENUE

  Services Rendered Non-Associates                        $    12,769.40
  Services Rendered Associates                             10,696,270.05
  Equity in Earnings of Subsidiaries                       (5,140,093.85)
  Interest Income                                              32,348.29
  Dividend Income                                               2,069.79
                                                        ----------------
       Total Revenue                                        5,603,363.68
                                                        ----------------

                      EXPENSES

  Salaries, Wages and Benefits                              6,047,493.88
  Outside Services                                          4,107,187.27
  Selling and Marketing Expenses                              837,173.77
  Rent                                                        702,490.47
  Administrative and General                                2,515,804.32
  Active Development Credit                                (1,643,991.00)
  Insurance                                                     4,393.00
                                                        ----------------
       Total Administrative and General Expense            12,570,551.71

  Taxes Other Than Income                                      83,678.75
  Depreciation and Amortization                               380,245.64
  Amortization of EIS Organization Costs                        6,306.81
  Miscellaneous Expenses                                       29,754.94
                                                        ----------------
       Total Expenses                                      13,070,537.85
                                                        ----------------

  Income (Loss) Before Income Taxes                        (7,467,174.17)

  Income Taxes - Federal                                     (818,328.97)
  Income Taxes - State (Benefit)                              (58,983.86)
  Provision for Deferred Income Taxes - Federal               (15,538.82)
  Provision for Deferred Income Taxes - State                  (3,086.40)
                                                        ----------------
  Net Income (Loss)                                        (6,571,236.12)
                                                        ================

These are interim financial statements prepared without notes.